Nationwide Life Insurance Company Flexible Premium Variable Universal Life Application One Nationwide Plaza, Columbus, Ohio 43215-2220
PART A - PAGE 1
1. INSURED

Name (first, middle, last) John Doe Sex M Age 35

State of Birth Any State Date of Birth 02 / 07 / 65 Social Security Number 000 - 00 - 0000

Address One Any Street

City Any City State Any State Zip 00000-0000 County Any County

Telephone - Home (000) 000-0000 Best Time To Call: x A.M. P.M.

Telephone - Business ( ) 000-0000 Best Time To Call: A.M. x P.M.

Driver's License Number/State RL00000 Former Name

Occupation Principal Annual Earned Income $ 70,000

Employer Any City High School District Kind of Business

Employer's Address 2 Any Street

Length of time in this occupation 10 Yrs. 6 Mos. Citizenship ☒ U. S. ☐ Canada ☐ Other (If other, submit Foreign Supplement.)

2. PLAN OF INSURANCE
Base Amount $ Additional Protection Rider $ Specified Amount $ (Specified Amount = Base Amount plus APR Amount)
ADDITIONAL RIDERS (Check all that apply.)

☐ Accidental Death Benefit Rider - Amount $

☐ Spouse Rider $ (Complete Supplement unless Medical Examination is required.)

☐ Children Rider $ (Complete Supplement.) ☐ Long Term Care Rider (Attach Long Term Care Insurance Supplement.)

☐ Waiver of Monthly Deduction Rider ☐ Premium Waiver Rider $ (Monthly Amount)

☐ Other

DEATH BENEFIT OPTION (If no option is selected here, Option 1 is elected.)

☐ Option 1 (The Specified Amount, or a multiple of the Cash Value, whichever is greater)

☐ Option 2 (The Specified Amount, plus the Cash Value, or a multiple of the Cash Value, whichever is greater)

☐ Option 3 (The Specified Amount, plus the Premium Accumulation at % interest or a multiple of the Cash Value, whichever is greater)

3. TOBACCO USE

A. Have you ever used tobacco or nicotine supplements in any form? ☐ YES ☒ NO

B. If yes, specify the kind of tobacco or supplement, frequency and date last used. (cigarettes, pipe, cigars, chewing tobacco, snuff, gum, patch, etc.)

4. PREMIUM AND MODE
INITIAL PREMIUM DEPOSIT (paid with application) $	PLANNED PREMIUM ☐ SINGLE PREMIUM $ ☐ ANNUAL $ ☐ SEMI-ANNUAL $ ☐ QUARTERLY $ ☐ MONTHLY EFT (Complete authorization below.) ☐ $

ELECTRONIC FUNDS TRANSFER AUTHORIZATION
Financial Institution Name: Account Transit/ABA Number: Number:
Monthly EFT Amount $ Draft Date	☐ *Checking (Attach a pre-printed Voided Check. Starter Checks will not be accepted.) ☐ *Savings (Attach a Voided Deposit Slip with account number and routing number.)

By providing my financial institution name and account information, I hereby authorize Nationwide Life Insurance Company (hereafter called the "Company") to initiate debit entries to my checking/savings account indicated above and the Financial Institution to debit the same such account.

VLOB-0315 (08/2001)
PART A - PAGE 2
5. PRIMARY/CONTINGENT BENEFICIARY DESIGNATIONS

(When more than one beneficiary is designated, payment to the survivors will be made in equal shares, or in full to the last survivor, unless some other distribution of proceeds is provided.)

DATE OF RELATIONSHIP SOCIAL

% PRIMARY CONTINGENT BENEFICIARY NAME BIRTH TO INSURED SECURITY #

☐ ☐ / / - -

☐ ☐ / / - -

☐ ☐ / / - -

☐ ☐ / / - -

☐ ☐ / / - -

☐ ☐ / / - -

6. OWNER (If other than the Primary Insured.)
Name of Owner (first, middle, last) Date of Birth / / Address City State Zip Relationship to Insured(s) SS # / Tax ID #
7. CONTINGENT OWNER (Will be Owner if Owner dies.)
Name of Contingent Owner (first, middle, last) Date of Birth / / Address City State Zip Relationship to Insured(s) SS # / Tax ID #
8. PAYOR (If someone other than the Insured or the Owner is to be billed for the premium on this policy, list here.)
Payor's Name and Address
9. INTERNAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST
☐ Guideline Premium/Cash Value Corridor Test ☐ Cash Value Accumulation Test (If no selection is made here, Guideline Premium/Cash Value Corridor Test is elected.)
10. SUITABILITY (Must be answered to issue policy.)

YES NO

A. Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable Account? ☒ ☐

B. Do you believe that this policy will meet your insurance needs and financial objectives? ☒ ☐

C. Have you received a current copy of the prospectus? ☒ ☐

11. INSURANCE INFORMATION

YES NO

A. Will the insurance applied for replace existing Life Insurance or Annuities on the Proposed Insured? (If yes, provide details in C below.) ☐ ☒

(Complete and send replacement forms where applicable.)

B. Is the Proposed Insured applying for Life Insurance or Annuities with any other company? (If yes, state the person, company, kind of policy and Specified Amount being applied for.) ☐ ☒

C. List all Life Insurance or Annuities now in force on Proposed Insured, and any lapsed or surrendered within the past 5 years. If none, write "NONE".

TO BE REPLACED	1035	COMPANY	POLICY NUMBER	AMOUNT	YEAR ISSUED	ACCIDENTAL DEATH	NW TERM CONVERSION
☐ Yes ☐ No	☐			$		$	☐
☐ Yes ☐ No	☐			$		$	☐
☐ Yes ☐ No	☐			$		$	☐
☐ Yes ☐ No	☐			$		$	☐

(If this is a 1035, please check above and attach 1035 forms. If this is a Nationwide Term Conversion and you are not the Owner of the term policy or you are not converting the entire amount of the term policy, please enclose a term conversion application.)

VLOB-0315

PART A - PAGE 3
12. ALLOCATIONS

FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET PREMIUMS WILL BE ALLOCATED TO THE NATIONWIDE SEPARATE ACCOUNT TRUST MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL THE END OF THE RIGHT TO CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT VALUE WILL BE ALLOCATED TO THE SUBACCOUNTS INDICATED BELOW. FOR STATES REQUIRING A RETURN OF CASH VALUE YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUBACCOUNTS AT THE BEGINNING OF THE SHORT TERM RIGHT TO CANCEL PERIOD. YOUR SELECTIONS MUST TOTAL 100%. MINIMUM INITIAL ALLOCATION TO ANY SINGLE SUBACCOUNT IS 1%. NO FRACTIONAL PERCENTAGES. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION INDICATED, MONEY MARKET WILL BE AUTOMATICALLY SELECTED.)

MORGAN STANLEY UNIVERSAL

INSTITUTIONAL

75 % Emerging Markets Debt Port.

% Mid Cap Growth Port.

% U. S. Real Estate Port.

AMERICAN CENTURY

% VP Income & Growth

% VP International

% VP Value

DREYFUS

% VIF Appreciation Port.

% Stock Index Fund

% Socially Responsible Growth Fund

% Investment Portfolios - European

Equity Port.

FEDERATED INSURANCE SERIES

% Quality Bond Fund II

NEUBERGER BERMAN

% AMT Guardian Port.

% AMT Mid-Cap Growth Port.

% AMT Partners Port.

STRONG

% Opportunity Fund II

OPPENHEIMER

25 % Aggressive Growth Fund/VA

% Capital Appreciation Fund/VA

% Global Securities Fund/VA

% Main Street Growth & Income Fund/VA

FIDELITY (Service Class)

% VIP Equity-Income Port.

% VIP Growth Port.

% VIP High Income Port.

% VIP Overseas Port.

% VIP II Contrafund Port.

% VIP III Growth Opportunities Port.

NATIONWIDE SEPARATE ACCOUNT TRUST

% Capital Appreciation Fund

% Government Bond Fund

% Money Market Fund

% Total Return Fund

JANUS ASPEN SERIES (Service Shares)

% Capital Appreciation Port.

% Global Technology Port.

% International Growth Port.

VAN ECK

% Worldwide Emerging Markets Fund

% Worldwide Hard Assets Fund

NATIONWIDE SUBADVISED FUNDS

Fund Name (Subadviser)

% Balanced Fund (JP Morgan)

% Emerging Markets Fund (Gartmore)

% Equity Income Fund (Federated)

% Global 50 Fund (JP Morgan)

% Global Technology and

Communications Fund (Gartmore)

% Growth Focus Fund (Turner)

% High Income Bond Fund (Federated)

% International Growth Fund (Gartmore)

% Mid Cap Growth Fund (Strong)

% Mid Cap Index Fund (Dreyfus)

% Multi Sector Bond Fund

(Miller, Anderson & Sherrerd)

% Small Cap Growth Fund

(Multi Managers)

% Small Cap Value Fund (Dreyfus)

% Small Company Fund

(Multi Managers)

NATIONWIDE LIFE INSURANCE CO.

% Fixed Account

OTHER AVAILABLE FUNDS

%

%

%

13. OPTIONAL ELECTIONS (If no election options are chosen, then the election options will be "no".)

YES NO

A. Do you elect that monthly cost of insurance charges be deducted solely from the Money Market Fund as long as it is adequately funded? ☒ ☐

B. Do you elect Automated Dollar Cost Averaging? ☐ ☒

(If yes, complete Automated Dollar Cost Averaging form.)

C. Do you elect Asset Rebalancing? ☐ ☒

(If yes, complete Asset Rebalancing form.)

VLOB-0315
PART A - PAGE 4
14. PERSONAL INFORMATION

YES NO

A. Have you ever had any application for Life or Health Insurance (or for reinstatement of Life or Health Insurance) declined,

postponed, rated-up or limited? (If yes, provide details below.) ☐ ☒

B. Have you ever applied for or received disability payments for any illness or injury? (If yes, provide details below.) ☐ ☒

C. In the past 3 years have you engaged in, or do you intend to engage in:

flying as a pilot, student pilot, or crew member; racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping, or any type of body-contact or life-threatening sport? (If yes, complete an Aviation/Hazardous Activities Questionnaire.) ☐ ☒

D. Have you ever had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past three years of more than one moving violation? (If yes, give full details below.) ☐ ☒

E. Except as prescribed by a physician, have you ever used, or been convicted for sale or possession of cocaine or any other narcotic or illegal drug? (If yes, give frequency, most recent date, and type of drugs below.) ☐ ☒

F. Have you ever been convicted of a felony, misdemeanor, or any other crime? (If yes, provide details below.) ☐ ☒

G. Do you plan to travel or reside outside of the United States or Canada? (If yes, provide country, departure dates, duration, and purpose of each stay below.) ☐ ☒

H. Physician's Name, Address, and Phone Number, DATE AND REASON CONSULTED.

Details of any yes answers:

15. SPECIAL INSTRUCTIONS/HOME OFFICE ENDORSEMENTS

VLOB-0315
PART B
1. PHYSICAL MEASUREMENTS
HEIGHT	WEIGHT CURRENT	WEIGHT 1 YR AGO	REASON FOR WEIGHT GAIN OR LOSS
6 Ft. 1 In.	185 Lbs.	185 Lbs.
2. MEDICAL QUESTIONS (For each yes answer, check the appropriate item, and provide details in number 5 below.)

To the best of your knowledge and belief, in the past 10 years has the Proposed Insured been diagnosed or treated by a member of the medical profession as having: YES NO

A. Heart attack, angina, or other chest pain, high blood pressure, shortness of breath, palpitations, heart murmur, phlebitis, or any other disorder of the heart or blood vessels? ☐ ☒

B. Headaches, seizures, epilepsy, stroke, Alzheimer's disease, Parkinson's disease, multiple sclerosis, or depression, neurosis,

affective disorder, psychosis, or any other brain, nervous, or mental disorder? ☐ ☒

C. Asthma, emphysema, tuberculosis, chronic bronchitis, or any other disease of the lungs or respiratory system? ☐ ☒

D. Any disease or disorder of the eyes, ears, nose or throat? ☐ ☒

E. Colitis, ulcer, persistent diarrhea, rectal bleeding, or any other disease or disorder of the digestive tract? ☐ ☒

F. Kidney stones, nephritis, sugar, protein or blood in the urine, sexually transmitted disease, or any other disease of the kidneys,

bladder, prostate disorder, breast disorder, or any other disorder of the urinary tract or reproductive system? ☐ ☒

G. Diabetes, hepatitis, cirrhosis, or any other disease of the liver, pancreas, or thyroid? ☐ ☒

H. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands? ☐ ☒

I. Arthritis, rheumatoid arthritis, osteoporosis, gout, or any paralysis or chronic back or muscle condition? ☐ ☒

J. Alcoholism, alcohol use, narcotic addiction, drug use, or hallucinations? ☐ ☒

K. AIDS (Acquired Immune Deficiency Syndrome), ARC (AIDS-Related Complex), or any other AIDS-related condition, or received a positive result of an HIV (Human Immunodeficiency Virus) test? ☐ ☒

3. SUPPLEMENTAL MEDICAL INFORMATION (For each yes answer, check the appropriate item, and provide details in number 5 below.)

Within the past five years, has the Proposed Insured: YES NO

A. Consulted, or been examined or treated by any physician, chiropractor, or other medical practitioner or by any hospital, clinic, or other medical facility not previously mentioned? . ☐ ☒

(If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results in #5 below.)

B. Had any disease, disorder, injury, or operation not previously mentioned? ☐ ☒

C. Had any x-rays, electrocardiograms, or other medical tests for reasons not covered above? ☐ ☒

D. Been advised to have any surgery, hospitalization, treatment, or test that was not completed? ☐ ☒

4. FAMILY HISTORY

YES NO

Has there been a death prior to age 60 due to cardiovascular disease or cancer in either parent or any sibling? ☐ ☒

(If yes, provide relationship, age at death, cause, and location of tumor if due to cancer.)

5. DETAILS OF MEDICAL HISTORY
Question # and Letter	Dates	DETAILS - Give dates, condition, treatment, results, physician and/or hospital names, addresses and telephone numbers, etc.

VLOB-0315
PART C
TAXPAYER IDENTIFICATION NUMBER

Under the Interest and Dividend Compliance Act of 1983, persons owning insurance policies are required to provide the Company with certification that their taxpayer identification number is correct. (For most individuals, this is their Social Security Number.) If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be forced to withhold 31% from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld may be applied against any tax you owe. If withholding results in an overpayment of taxes, a refund may be available.

☐ Check this box if the Internal Revenue Service has notified you that you are subject to backup withholding.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

IMPORTANT NOTICE

I understand that the Death Benefit under a Variable Life Insurance Policy may increase or decrease, depending on the investment return on the Subaccount(s) I select. Regardless of investment return, the Death Benefit can never be less than the Specified Amount, as long as the Policy is in force. The Contract Value may increase or decrease on any day, depending on the investment return for the Policy. No minimum Contract Value is guaranteed. On request, we will furnish illustrations of benefits, including Death Benefits and Contract Values for a Variable Life Insurance Policy and a Fixed Life Insurance Policy for the same premium.

AGREEMENT, AUTHORIZATION AND SIGNATURES

I have read this application. I understand each of the questions. All of the answers and statements on this form are complete and true to the best of my knowledge and belief. I understand and agree that:

A. This application, any amendments to it, and any related medical examinations will become a part of the Policy and are the basis of any insurance issued upon this application.

B. Any person who submits an application or a claim containing a false or deceptive statement, and does so with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, is guilty of insurance fraud.

C. No medical examiner and no registered representative of Nationwide may accept risks or make or change any contract, or waive or change any of the Company's rights or requirements.

D. If the full first premium payment is made in exchange for a Temporary Insurance Receipt (with the same date and number as this form), Nationwide will only be liable to the extent set forth in that receipt.

E. If the full first premium is not paid with this application, then insurance will only take effect when all of the following conditions are met:

1. If a Policy is issued by Nationwide and is accepted by me; and

2. If the full first premium is paid; and

3. If all the answers and statements made on the application, medical examination(s) and amendments continue to be true to the best of my knowledge and belief.

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the Medical Information Bureau disclosure form. I certify that the Social Security Number given is correct and complete.

I authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company, or its reinsurers. This authorization, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed.

Signed at Any City, Any State , on January 3 , 2001 .

City/State Month/Day Year

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ will ☐ will not (CHECK ONE) replace any life, health, and/or annuity.

Ed Agent

Producer's Name (Print)

Ed Agent 000-00-0000

Producer's Signature SSN

John Doe Signature of Proposed Insured (or parent if Proposed Insured is under age 15) Signature of Applicant/Owner (if other than the Insured)

VLOB-0315
PART D

IMPORTANT NOTICE DETACH AND GIVE TO PROPOSED INSURED PRE-NOTICE OF PROCEDURES AS REQUIRED BY THE FAIR CREDIT REPORTING ACT OF 1970

This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance:

A. An investigative consumer report may be made whereby information is obtained through personal interviews with your neighbors, friends or others with whom you are acquainted. This inquiry will include information as to character, general reputation, personal characteristics and mode of living, except as may be related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and

B. Upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. Requests for additional information should be addressed to Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43215-2220.

MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

Nationwide Life Insurance Company or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

VLOB-0315

A;iljflkjds;klafjds
No.	PART E

TEMPORARY INSURANCE AGREEMENT

NATIONWIDE LIFE INSURANCE COMPANY, COLUMBUS, OHIO

HEALTH QUESTION

Has any Proposed Insured: Yes No

within the past 10 years, been treated for, consulted a physician, or been diagnosed by a physician as having: angina, or chest pain or discomfort; heart attack, heart murmur, or any other heart disorder; epilepsy, stroke or diabetes; Acquired Immune Deficiency Syndrome

(AIDS), AIDS-Related Complex (ARC), any AIDS-related disorder or positive HIV (Human Immunodeficiency Virus) test result; any brain,

nervous, or mental disorder, any drug or alcohol addiction; any kidney disorder (other than kidney stones); or any cancer or other malignancy? ☐ ☐

If the above question is answered YES or LEFT BLANK, NO COVERAGE will take effect under this Agreement and no representative of Nationwide Life Insurance Company is authorized to accept money, and/or provide a temporary insurance receipt to the applicant.

RECEIPT

This Agreement provides a limited amount of life insurance coverage, for a limited period of time, subject to the terms of this Agreement. Advance payment in the amount of $ 389.50 is made for $ 10,0000 death benefit (Specified Amount on the application or $1,000,000 whichever is less) on the life of John Doe .

NAME(S) OF PROPOSED INSURED(S)

TERMS AND CONDITIONS

AMOUNT OF COVERAGE - $1,000,000 OVERALL MAXIMUM FOR ALL APPLICATIONS OR AGREEMENTS

If money has been accepted by Nationwide as advance payment for an application for Life Insurance and any Proposed Insured dies while this temporary insurance is in effect, Nationwide will pay to the designated beneficiary the lesser of (a) the amount of death benefits, if any, which would be payable under the policy and its riders if issued as applied for, excluding any accidental death benefits, or (b) $1,000,0000. This total benefit limit applies to all insurance applied for under this and any other current applications to Nationwide and any other Temporary Insurance Agreements for Life Insurance whether applied for on the life or lives of one or more Proposed Insureds. (NOTE: No death benefit is payable under this Agreement for any Last Survivor coverages unless both Proposed Insureds under such coverages had died.)
DATE COVERAGE TERMINATES - 60 DAY MAXIMUM COVERAGE

Temporary Life Insurance under this Agreement will terminate automatically on the earliest of:

A. 60 days from the date of this Agreement, or

B. the date any policy is offered to the Applicant in connection with the above application, or

C. five days after the date, Nationwide mails notice of termination of coverage and refund of the advance payment to the premium notice address designated in such application.
LIMITATIONS

This Agreement does not provide benefits unless a full first premium for the mode selected has been paid at the time of this application.

Fraud or material misrepresentation in the application or in the answers to the Health questions of this Agreement invalidate this agreement and Nationwide's only liability is for refund of any payment made.

No one is authorized to accept money on Proposed Insureds under 15 days of age or over the age of 70 (nearest birthday) on the date of the Agreement, nor will any coverage take effect.

If any Proposed Insured dies by suicide, Nationwide's liability under this Agreement is limited to a refund of the payment made.

There is no coverage under this Agreement if the check submitted as payment is not honored by the bank on first presentation.

No one is authorized to waive or modify any of the provisions of this Agreement.

I HAVE RECEIVED A COPY OF AND HAVE READ THIS AGREEMENT AND DECLARE THAT THE ANSWERS ARE TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND AND AGREE TO ALL ITS TERMS.

Dated January 3 2001 X John Doe

MONTH DAY YEAR PROPOSED INSURED'S SIGNATURE (OR PARENT IF PROPOSED INSURED IS UNDER AGE 15)

Ed Agent X

SIGNATURE OF PRODUCER ADDITIONAL PROPOSED INSURED'S SIGNATURE (IF APPLICABLE)

X

APPLICANT/OWNER'S SIGNATURE (IF OTHER THAN INSURED)
NOTICE TO APPLICANT

You should retain copy 2 of this Agreement. The original must remain with the application and will be retained by Nationwide.

Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

VLOB-0315 COPY 1 - SEND TO HOME OFFICE WITH APPLICATION COPY 2 - RETAINED BY PROPOSED INSURED